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                         EXHIBIT 10.18

                        PROMISSORY NOTE


$300,000.00                                  March 6, 1997


     FOR VALUE RECEIVED, Ronald L. Bittner, residing at 7 Hidden Bridge, Pittsford, New York 14534 ("Maker") promises to pay to the order of Frontier Corporation, at its office and principal place of business at 180 South Clinton Avenue, Rochester, New York 14646 ("Payee"), the principal amount of Three Hundred Thousand Dollars ($300,000.00). Maker promises to repay the principal amount, in five equal annual installment payments of Sixty Thousand Dollars ($60,000) each, beginning on the first anniversary date of this Note and continuing on each of the succeeding four anniversary dates of this Note, together with interest that has accrued on the Note to the date of each payment. Interest shall be calculated at the applicable federal rate.

If Maker ceases to be employed by Payee or any of its subsidiaries or affiliates for any reason whatsoever, the principal amount of this Note then outstanding and interest thereon since the last accrual date at the then applicable federal rate shall become immediately due and payable without notice, presentation or demand of any kind, all of which are hereby waived.

No failure or delay on the part of Payee in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect Payee's rights with respect to any and all other rights and powers.

Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

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The provisions of this Note shall inure to the benefit of and extend to Payee or any holder hereof or any assigns of Payee.

Any notice given pursuant to this Note shall be in writing and shall be deemed to have been given when delivered by hand or deposited for certified mail delivery in the United States mail with postage prepaid or recognized overnight service and addressed to the party for whom it is intended at the address for such party set forth above or at such other address as to which the parties may from time to time notify each other in like manner.

This Note shall be governed by and construed under the laws of the State of New York, without reference to and regardless of the application of any of its principles of conflicts of law.

In the event that this Note is placed in the hands of an attorney for the collection hereof, Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees.

IN WITNESS WHEREOF, Maker has executed and issued this Note on the day and year first set forth above.

                              /s/R. L. Bittner
                              ---------------------------------
                                 R. L. Bittner



STATE OF NEW YORK   )
COUNTY OF MONROE    ) ss.:


     On the 6th day of March, 1997, before me personally
came Ronald L. Bittner, to me known and known to me to be the same person described in and who executed the foregoing
instrument, and he duly acknowledged to me that he executed the same.
                                   /s/Karen L. Markle
                                   --------------------------
                                      Karen L. Markle
                                      Notary Public